Exhibit 15.1

May 3, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 1, 2007 on our review of interim financial information of NSTAR for the three-month period ended March 31, 2007 and March 31, 2006 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in its filing of Registration Statement on Form S-8.

Very truly yours,

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP